SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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CONSOLIDATED-TOMOKA LAND CO.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following press release was issued by Consolidated-Tomoka Land Co. on April 24, 2017.

Press

Release

Contact:	Mark E. Patten, Sr. Vice President & Chief Financial Officer mpatten@ctlc.com
Phone:	(386) 944-5643
Facsimile:	(386) 274-1223
Contact: Phone:	Joele Frank, Wilkinson Brimmer Katcher James Golden/Dan Moore (212) 355-4449

FOR CTO’s Director Nominees is a Vote for Shareholder Value Creation Today by Internet or Phone

FOR IMMEDIATE RELEASE

CONSOLIDATED TOMOKA URGES SHAREHOLDERS
TO VOTE “FOR” EACH OF CTO’S HIGHLY QUALIFIED DIRECTORS ON THE WHITE PROXY CARD TODAY

A Vote FOR CTO’s Director Nominees is a Vote for Shareholder Value Creation

Vote Today by Internet or Phone

DAYTONA BEACH, Fla. – April 24, 2017 – Consolidated-Tomoka Land Co. (NYSE MKT: CTO) (the “Company” or “CTO”) urges shareholders to vote “FOR” all seven of the Company’s experienced and highly qualified director nominees on the WHITE proxy card TODAY.

The Company’s Annual Meeting of Shareholders (the “Annual Meeting”) is fast approaching; it will be held on April 26, 2017.  It is extremely important that shareholders vote as soon as possible – no matter how many shares they own. Even if shareholders have already voted using the green proxy card, they have the right to change their vote to the WHITE proxy card in support of CTO’s director nominees.

Since time is short, shareholders are encouraged to vote by telephone or Internet according to the instructions on the WHITE proxy card. Voting by telephone or Internet is the best way for shareholders to ensure that their votes will be counted.

All materials regarding the Board’s recommendation for the Annual Meeting can be found at www.VoteCTO.com.

THE NATION’S LEADING INDEPENDENT PROXY ADVISORY FIRMS,
ISS AND GLASS LEWIS, RECOMMEND SHAREHOLDERS
VOTE THE WHITE PROXY CARD “FOR” ALL CTO NOMINEES AND PROPOSALS

•	By voting the WHITE proxy card, CTO shareholders guarantee the continued execution of a proven strategy that is delivering outstanding results and maximizing value for ALL shareholders.

•

CTO’s Board and management team have a strong track record of value creation; delivering 12% annualized returns over the last five years, exceeding peers and major indexes, and a plan to deliver sustainable growth and value over time.

•	CTO’s independent, experienced and highly qualified Board is committed to serving the interests of ALL shareholders.

•

The Board’s nominees include three current directors who were previously recommended by Wintergreen Advisers (“Wintergreen”), and are completely engaged as your representatives and fully support the Company’s strategy.

DO NOT BE MISLED BY WINTERGREEN’S
INACCURACIES AND CAMPAIGN OF MISREPRESENTATIONS

WINTERGREEN HAS NO CREDIBLE PLAN TO ENHANCE VALUE
FOR CTO SHAREHOLDERS

WINTERGREEN’S NOMINEES LACK RELEVANT EXPERIENCE
AND ARE NOT QUALIFIED TO SERVE ON YOUR BOARD

Electing Wintergreen’s inexperienced and unqualified nominees at the upcoming Annual Meeting would present significant risks to the value of your investment in CTO. We believe that Wintergreen’s nominees, if elected, would seek to advance Wintergreen’s misguided and value-destructive plan to liquidate the Company at the expense of all other CTO shareholders.  Electing Wintergreen’s nominees would undermine the important progress that has been achieved in executing the Company’s strategy under the guidance and leadership of your Board and management team.

In sharp contrast, CTO’s current Board has the independence, leadership, real estate and financial experience to continue executing the Company’s proven strategy to enhance value for ALL CTO shareholders.

PROTECT YOUR INVESTMENT IN CTO -
VOTE FOR CTO’S BOARD ON THE WHITE PROXY CARD TODAY!

This is a critical time for the future of CTO shareholders’ investment in the Company. CTO strongly recommends that shareholders vote the WHITE proxy card today “FOR” all seven of the Company’s experienced and highly qualified director nominees – John P. Albright, John J. Allen, Laura M. Franklin, William L. Olivari, Howard C. Serkin, Thomas P. Warlow, III and Casey R. Wold.

Voting by telephone or Internet is the best way for shareholders to ensure that their votes will be counted. Shareholders should refer to the instructions provided on the WHITE proxy card or voting instruction form to quickly and easily do so.

If you have any questions or require any assistance with voting your shares, please contact the Company’s proxy solicitor listed below:

105 Madison Avenue

New York, New York 10016

Call Collect: 212-929-5500

or

Toll-Free (800) 322-2885

Email: proxy@mackenziepartners.com

About Consolidated-Tomoka Land Co.

Consolidated-Tomoka Land Co. is a Florida-based publicly traded real estate company, which owns a portfolio of income investments in diversified markets in the United States including approximately 1.9 million square feet of income properties, as well as approximately 8,200 acres of land in the Daytona Beach area. Visit our website at www.ctlc.com.

We encourage you to review our most recent investor presentations relating to the 2017 shareholder meeting and for year end 2016 pertaining to the results for the quarter and year ended December 31, 2016, available on our websites at www.votecto.com and www.ctlc.com, respectively.

SAFE HARBOR

Certain statements contained in this press release (other than statements of historical fact) are forward-looking statements. Words such as “believe,” “estimate,” “expect,” “intend,” “anticipate,” “will,” “could,” “may,” “should,” “plan,” “potential,” “predict,” “forecast,” “project,” and similar expressions and variations thereof are intended to identify certain of such forward-looking statements, which speak only as of the dates on which they were made, although not all forward-looking statements contain such words. Although forward-looking statements are made based upon management’s expectations and beliefs concerning future developments and their potential effect upon the Company, a number of factors could cause the Company’s actual results to differ materially from those set forth in the forward-looking statements. Such factors may include the completion of 1031 exchange transactions, the availability of investment properties that meet the Company’s investment goals and criteria, the modification of terms of certain land sales agreements, uncertainties associated with obtaining required governmental permits and satisfying other closing conditions for planned acquisitions and sales, as well as the uncertainties and risk factors discussed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 as filed with the Securities and Exchange Commission. There can be no assurance that future developments will be in accordance with management’s expectations or that the effect of future developments on the Company will be those anticipated by management. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release.

IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT

The Company, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from the Company’s shareholders in connection with the matters to be considered at the Company’s 2017 annual meeting of shareholders to be held on April 26, 2017. On March 21, 2017, the Company filed a definitive proxy statement (the “Proxy Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies from the Company’s shareholders for the 2017 annual meeting. INVESTORS AND SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT AND ACCOMPANYING WHITE PROXY CARD WITH RESPECT TO THE 2017 ANNUAL MEETING, AND OTHER DOCUMENTS FILED WITH THE SEC, CAREFULLY AND IN THEIR ENTIRETY AS THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders

may obtain the Proxy Statement, any amendments or supplements to the Proxy Statement and other documents filed by the Company with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Investor Relations section of our corporate website at www.ctlc.com.